Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-174672, 333-100458, 333-125443, 333-143458 and 333-151512 on Form S-8 of our report dated February 20, 2015, relating to the consolidated financial statements of Red Robin Gourmet Burgers, Inc. and subsidiaries appearing in this Annual Report on Form 10-K of Red Robin Gourmet Burgers, Inc. for the year ended December 25, 2016.
/s/ DELOITTE & TOUCHE LLP
Denver, Colorado
February 21, 2017